PediatRx appoints Paul J. Richardson to Board of Directors

CALIFON, NJ – September 15, 2011 – PediatRx Inc. (“PediatRx”) (OTCBB: PEDX), a hospital specialty company with a current focus on oncology supportive care, today announced the appointment of Paul J. Richardson to its Board of Directors. As a pharmaceutical senior executive with more than 30 years of experience in US and global commercialization, product and business development, and organizational leadership, Mr. Richardson brings significant expertise in sales management, business development, licensing, acquisition, commercialization and strategic marketing to PediatRx.

“We are privileged to welcome a pharmaceutical executive of Paul’s caliber to our Board. His track record of success coupled with his experience and insight should contribute significantly to the oversight and operations of PediatRx,” said Dr. Cameron Durrant, founder of PediatRx.

“PediatRx is doing important work in the field of oncology supportive care and has a number of opportunities upon which to capitalize going forward,” said Mr. Richardson. “I am excited to be working with both the Board and the executive team as we move the company to the next level.”

Mr. Richardson most recently held the position of Regional President of Pfizer’s North America Specialty Care business unit with direct accountability for the delivery, in 2010, of over $4.5 billion of annual revenue and associated profitability targets. He has also held other senior roles within Pfizer and Pfizer heritage companies during his career. Mr. Richardson holds a BSc (honors) in Physiology from the University of Leeds, United Kingdom.

About PediatRx
PediatRx Inc. (www.pediatrx.com) is a hospital specialty pharmaceutical company which focuses on treatments for patients suffering from serious conditions requiring hospitalization with an initial focus on oncology supportive care. PediatRx trades on the OTCBB under the ticker symbol PEDX.

Forward Looking Statements

This press release contains forward-looking statements. Forward-looking statements are projections of events, revenues, income, future economics, research, development, reformulation, product performance or management's plans and objectives for future operations. In some cases you can identify forward-looking statements by the use of terminology such as "may", "should", "anticipates", "believes", "expects", "intends", "forecasts", "plans", "future", "strategy", or words of similar meaning. Forward-looking statements in this press release include the company’s expectation that Mr. Richardson’s track record of success and experience should contribute significantly to the oversight and operations of the company and Mr. Richardson’s belief that the company has a number of opportunities upon which to capitalize going forward. While these forward-looking statements and any assumptions upon which they are based are made in good faith and reflect current judgment regarding the direction of the business operations of PediatRx, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested in this press release. These statements are predictions and involve known and unknown risks, uncertainties and other factors, including the risk that PediatRx cannot execute its business plan for lack of capital or other resources, distribution, partnering or licensing/acquisition opportunities, as well as the risks described in the periodic disclosure documents filed on EDGAR by PediatRx, copies of which are also available on the company’s website. Any of these risks could cause PediatRx or its industry's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by the forward-looking statements in this press release. Except as required by applicable law, including the securities laws of the United States, PediatRx does not intend to update any of the forward-looking statements to conform these statements to actual results.

Further Information
PediatRx Inc.
Research & Business Development
Email: info@pediatrx.com

Shareholder Relations
+1 908 975 0753
Email: ir@pediatrx.com